UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 15, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 15, 2017, Carbon Appalachian Company, LLC (“Carbon Appalachian”), a venture owned by Carbon Natural Gas Company, a Delaware corporation (“Carbon” or the “Company”) and two institutional investors, completed the acquisition of natural gas producing properties and related facilities located predominantly in the State of West Virginia (the “Acquisition”). The purchase price was $21.5 million, subject to normal and customary pre and post-closing adjustments. Carbon Appalachian will also fund, as part of the Acquisition, an inventory of field development and enhancement projects and general working capital. Carbon Appalachian expects to commence the initial field production enhancement projects during the third and fourth quarters of 2017.

Also on August 15, 2017, Carbon and the two institutional investors amended and restated the Limited Liability Company Agreement (“LLC Agreement”) of Carbon Appalachian. Pursuant to the amended and restated LLC Agreement, Carbon increased its capital commitment from $2,000,000 to $23,560,000 and its portion of each subsequent capital call from 2.0% to 26.5%. Aggregate capital commitments of all Members remained at $100,000,000. As each subsequent call for capital is made, Carbon will contribute its new percentage of 26.5% and its ownership interest represented by Class A Units will increase incrementally. The Company remains the sole manager of Carbon Appalachian and maintains the ability to earn additional ownership interests of Carbon Appalachian (represented by Class B Units) after certain return thresholds to the holders of Class A Units are met. The Company also maintains its 1.0% carried interest represented by Class C Units.

In connection with and concurrently with the closing of the acquisition described above, Carbon Appalachia Enterprises, LLC (f/k/a Carbon Tennessee Company, LLC), an indirect subsidiary of Carbon Appalachian, borrowed $8,000,000 from its existing senior secured asset-based revolving credit facility (the “Credit Facility” and such agreement being the “Credit Agreement”) with LegacyTexas Bank and received additional funding in the amount of $14 million from its members, including $3,710,000 from Carbon. The contributed funds and funds drawn from the Credit Facility were used to pay the purchase price.

On August 16, 2017, the Company issued a press release concerning certain events relating to this Item 1.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

99.1*	Press Release dated August 16, 2017

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

August 16, 2017	CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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